LMP Income Trust
LMP Short Duration Municipal Income Fund (N4Y4)

Item 77Q-1

Registrant incorporates by reference Registrant's Supplement dated 10/27/06 to the Prospectus and SAI of the Fund, filed on 10/30/06. SEC Accession No. (0001193125-06-217323)